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                                                               EXHIBIT 10(xxxvi)


                                 AMENDMENT NO. 1
                     TO THE NORTH AMERICAN COAL CORPORATION
               DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES
           (AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 1, 2001)

         The North American Coal Corporation hereby adopts this Amendment No. 1 to The North American Coal Corporation Deferred Compensation Plan for Management Employees (As Amended and Restated Effective November 1, 2001) (the "Plan"), to be effective as of January 1, 2002. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1

         Section 3.1(a) of the Plan is hereby amended in its entirety to read as follows:

         "(a) Amount of Excess 401(k) Benefits. Each Participant may, prior to the first day of any Plan Year or within 30 days of becoming a Participant hereunder, by completing a "Deferral Election Form" direct his Employer to reduce his Compensation for such Plan Year and, subject to Subsection (e) below, subsequent Plan Years, by an amount equal to the difference between (i) a certain percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan by reason of the application of the limitations under Sections 402(g), 401(a)(17), 401(k)(3) and 415 of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits")."

         EXECUTED this 21st day of December, 2001.


                                    THE NORTH AMERICAN COAL CORPORATION


                                    By: /s/ Charles A. Bittenbender
                                        ---------------------------------------
                                    Title: Assistant Secretary